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                                                           Exhibit 10(iii)(A)(i)

                             SUPPLEMENTAL AGREEMENT

          SUPPLEMENTAL AGREEMENT made as of February 28, 2003 between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation ("INTERPUBLIC") and DAVID A. BELL ("EXECUTIVE").

                              W I T N E S S E T H:

          WHEREAS, Interpublic and Executive are parties to an Employment Agreement made as of January 1, 2000, as amended as of March 1, 2001 and June 11, 2001 (hereinafter referred to as the "AGREEMENT"); and

          WHEREAS, Interpublic and Executive desire to amend the Agreement;

          NOW, THEREFORE, in consideration of the mutual promises herein and in the Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:

          1. Section 1 of the Agreement is hereby amended, effective February 28, 2003, by deleting "December 31, 2002" therefrom and substituting "March 1, 2005" therefor.

          2. Section 2 of the Agreement is amended in its entirety to read as follows:

          "2. POSITION AND DUTIES. Interpublic shall employ the Executive during the Employment Period with the title of Chairman and Chief Executive Officer. Executive shall have the authority, duties and responsibilities commensurate with this position and title. During the Employment Period, the Executive shall perform faithfully and loyally and to the best of the Executive's abilities his duties hereunder, shall devote his full business time, attention and efforts to the affairs of Interpublic and the group of subsidiaries and affiliates of Interpublic and shall use his reasonable best efforts to

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     promote the interests of Interpublic. Notwithstanding the foregoing, the
     Executive may engage in charitable, civic or community activities, provided that they do not interfere with the performance of the Executive's duties hereunder, and, with the prior approval of the Board, may serve as a director of any business corporation; provided that such service does not violate the terms of any of the covenants contained in Section 8 hereof."

          3.   Section 3(a) of the Agreement is amended by adding the following:

          "In addition, Executive will be entitled to an annual accrual of One Hundred Fifty Thousand Dollars ($150,000) per year, pursuant to the terms and conditions of an Executive Special Benefit Agreement to be entered into between the Executive and the Corporation."

          4. Section 3(b) of the Agreement is hereby amended, effective February 28, 2003 by deleting "122% of base salary" therefrom and substituting "133% of base salary up to a maximum of 200% of base salary" therefor.

          5. Section 3(e) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

          "Executive has been granted an award for the 2002-2004 performance period under Interpublic's Long-Term Performance Plan ("LTPIP") equal to five thousand (5,000) performance units. In addition, Executive has been granted options under Interpublic's Equity Plan to purchase twenty-five thousand (25,000) shares of Interpublic common stock."

          6.   A new Section 3(f) of the Agreement will be added as follows:

          "Executive shall be granted an award for the 2003-2005 performance period under

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     Interpublic's LTPIP equal to twenty thousand (20,000) performance units. In addition, Executive will be granted options under Interpublic's Equity Plan to purchase two hundred thousand (200,000) shares of Interpublic common stock".

          7.   A new Section 3(g) of the Agreement will be added as follows:

          "Upon full execution of this Agreement, Executive will be entitled to a special bonus of One Hundred Thousand Dollars ($100,000) payable within three (3) months of assuming the role of Chief Executive Officer."

          8.   Section 5(a)(i) shall be amended to read as follows:

          "(i) termination of the Executive's employment by the Company without cause (as defined in sub sections (b) below) where the Company has failed to either provide Executive with twelve months (12) notice of termination or payment of his salary for twelve months in lieu of notice".

          Except as hereinabove amended, the Agreement shall continue in full force and effect.

                                   THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.


                                   By:  /s/ Brian Brooks
                                            Brian Brooks
                                   Title:   Executive Vice President
                                               Human Resources


                                        /s/ David A. Bell
                                            David A. Bell

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